                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            SONOCO PRODUCTS COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 (SONOCO LOGO)

                            SONOCO PRODUCTS COMPANY

                              POST OFFICE BOX 160
                              NORTH SECOND STREET
                  HARTSVILLE, SOUTH CAROLINA 29551-0160 U.S.A.


                                                                  March 19, 1999


TO OUR SHAREHOLDERS:

     As a shareholder of Sonoco Products Company, you are cordially invited to attend the Annual Shareholders' Meeting to be held at the Center Theater, 212 North Fifth Street, Hartsville, South Carolina, on Wednesday, April 21, 1999, at 11:00 A.M.

     The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement cover the details of matters to be presented at the meeting which consist of the election of directors, approval of an amendment to the Company's Restated Articles of Incorporation and approval of the selection of independent auditors.

     In addition to action to be taken on the matters listed in the Notice of Annual Meeting of Shareholders, the Company's progress will be discussed, and attendees will be given an opportunity to ask questions of general interest to all shareholders.

     A copy of the 1998 Annual Report, which reviews the Company's past year's events, is enclosed unless you have signed a statement indicating that you have access to another copy at your address.

     Whether or not you plan to attend the meeting, you are urged to participate by completing and returning your proxy in the enclosed business reply envelope. If you are a shareholder of record and later find you can be present or if for any reason you desire to revoke your proxy, you can do so at any time before the voting. Your vote is important and will be greatly appreciated.


                                     (Charles W. Coker)
                                     Charles W. Coker
                                     Chairman

                            SONOCO PRODUCTS COMPANY

                              POST OFFICE BOX 160
                              NORTH SECOND STREET
                     HARTSVILLE, SOUTH CAROLINA 29551-0160

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME.................................  11:00 A.M. on Wednesday, April 21, 1999.

PLACE................................  The Center Theater, 212 North Fifth Street, Hartsville,
                                       South Carolina.

PURPOSES.............................  (1) To elect six members of the Board of Directors, five to serve for the next three years and one to serve for the next year.
                                       (2) To approve an amendment to the Company's Restated
                                           Articles of Incorporation that would increase the number of shares of Common Stock the Company is authorized to
                                           issue from 150,000,000 to 300,000,000.
                                       (3) To approve the selection of independent auditors.
                                       (4) To transact such other business as may properly come
                                           before the meeting or any adjournment thereof.

RECORD DATE..........................  Holders of Common Stock of record at the close of business
                                       February 26, 1999, are entitled to notice of and to vote at the meeting.

ANNUAL REPORT........................  The 1998 Annual Report of the Company is enclosed unless you have signed a statement indicating that you have access to another copy at your address.

PROXY VOTING.........................  It is important that your shares be represented and voted at the meeting. Please MARK, SIGN, DATE, and RETURN PROMPTLY
                                       the enclosed proxy card in the envelope furnished. Any proxy so given can be revoked in the manner described in the
                                       accompanying Proxy Statement at any time prior to its
                                       exercise at the meeting.

                                          By order of the Board of Directors,

                                          Charles J. Hupfer
                                          Secretary


March 19, 1999

                            SONOCO PRODUCTS COMPANY

                              POST OFFICE BOX 160
                              NORTH SECOND STREET
                     HARTSVILLE, SOUTH CAROLINA 29551-0160

                                PROXY STATEMENT

                              GENERAL INFORMATION

INFORMATION CONCERNING THE SOLICITATION

     This statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders ("Annual Meeting") of Sonoco Products Company (the "Company"), a South Carolina corporation, to be held on April 21, 1999.

     The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Company.

     The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expense of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies otherwise than by use of the mail; however, certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts by telephone, telefacsimile, e-mail, or by personal calls to obtain proxies.


     The proxy materials are being mailed on March 19, 1999, to shareholders of record at the close of business on February 26, 1999.


     Any shareholder who executes and delivers a proxy has the right to revoke it at any time before it is voted. The proxy can be revoked by a shareholder of record by giving notice of revocation at the Annual Meeting, by delivery to the Secretary of the Company, Post Office Box 160, Hartsville, South Carolina, 29551-0160, of an instrument which by its terms revokes the proxy, or by delivery to the Secretary of a duly executed proxy bearing a later date. Any shareholder of record who desires to do so can attend the meeting and vote in person in which case the proxy will not be used.

     Shares represented by all properly executed proxies delivered pursuant to this solicitation will be voted at the Annual Meeting or any adjournment thereof. With respect to the election of directors and to any of the proposals for which a choice is provided, the proxy will be voted in the manner directed by the shareholder. If no direction is made, the proxy will be voted FOR the persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors, FOR approval of the amendment to the Company's Restated Articles of Incorporation and FOR approval of selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 1999. As to any other matter of business that may be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the persons holding the proxy, but the Board of Directors presently does not know of any other such business.

OUTSTANDING SECURITIES

     The Company has authorized two classes of stock consisting of 150,000,000 authorized shares of no par value Common Stock, of which 101,845,073 shares were outstanding at February 26, 1999, and 30,000,000 authorized shares of no par value Preferred Stock, none of which is outstanding. An amendment to the Company's Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 150,000,000 to 300,000,000 will be voted on at the Annual Meeting.

VOTING SECURITIES

     Only shareholders of record of the Company's Common Stock at the close of business on February 26, 1999, will be entitled to vote at the Annual Meeting. Each share outstanding will be entitled to one vote on each matter submitted at the Annual Meeting.

     A majority of the shares entitled to be voted at the Annual Meeting constitutes a quorum. If a share is represented for any purpose at the Annual Meeting by the presence of the registered owner or by a person holding a valid proxy for the registered owner, it is deemed to be present for purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" and shares that are not voted, including proxies submitted by brokers that are the record owners of shares (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the Annual Meeting.

     If a quorum is present at the Annual Meeting, directors will be elected by a plurality of the votes cast by shares present and entitled to vote at the Annual Meeting. Votes that are withheld or that are not voted in the election of directors will have no effect on the outcome of election of directors. Cumulative voting is not permitted.

     Approval of the amendment to the Restated Articles of Incorporation requires the affirmative vote of two-thirds of the outstanding shares of Common Stock. Votes that are withheld or that are not voted and abstentions will have the effect of votes against the amendment.

     Approval of selection of PricewaterhouseCoopers LLP as independent auditors and approval of any other matter that may be brought before the meeting require that the votes cast in favor of the matter exceed the votes cast against the matter. Votes that are withheld or shares that are not voted will have no effect on the outcome of such matters.

     There is no person known by the management of the Company to own of record or beneficially more than 5% of the outstanding voting shares of the Company.

                             ELECTION OF DIRECTORS

     At this Annual Meeting six directors are to be elected, five of whom shall hold office for the next three years, their terms expiring at the Annual Shareholders' Meeting in 2002, and one of whom shall hold office for the next year, his term expiring at the Annual Shareholders' Meeting in 2000, or until their successors are duly elected and qualified. It is the intention of the persons named on the enclosed form of proxy to vote such proxy FOR the election of the six persons named herein unless authority to vote is withheld for all or any of the nominees. Proxies will not be voted for a greater number of persons than the number of nominees named. Each nominee has been recommended for election by the Board of Directors.

                        INFORMATION CONCERNING NOMINEES

                            NAME, AGE, PRINCIPAL OCCUPATION FOR LAST FIVE            SERVED AS A
                            YEARS AND DIRECTORSHIPS IN PUBLIC CORPORATIONS          DIRECTOR SINCE
                            ----------------------------------------------          --------------
-------------------   C. J. BRADSHAW (62). Mr. Bradshaw is President and                 1986
-------------------   Director of Bradshaw Investments, Inc. (private
-------------------   investments), Georgetown, South Carolina, a position held
-----[PHOTO]-------   since 1986. He served as President and Chief Operating
-------------------   Officer of Transworld Corporation, New York, New York,
-------------------   from 1984 to 1986 and Chairman of the Board and Chief
-------------------   Executive Officer of Spartan Food Systems, Inc.,
-------------------   Spartanburg, South Carolina, from 1961 to 1986. Mr.
                      Bradshaw is a director of Wachovia Bank, N.A.

-------------------   R. J. BROWN (64). Mr. Brown is Founder, Chairman and Chief         1993
-------------------   Executive Officer of B&C Associates, Inc. (management
-------------------   consulting, marketing research and public relations firm),
-----[PHOTO]-------   High Point, North Carolina, a position held since 1973. He
-------------------   is a director of First Union Corporation, Duke Energy
-------------------   Corporation and Republic Industries, Inc.
-------------------
-------------------

-------------------   *J. L. COKER (58). Mr. Coker is President of JLC                   1969
-------------------   Enterprises (private investments), Stonington,
-------------------   Connecticut, a position held since 1979. He was Secretary
-----[PHOTO]-------   of the Company from 1969 to 1995 and was President of
-------------------   Sonoco Limited, Canada, from 1972 to 1979.
-------------------
-------------------
-------------------

  ---------------
        * C. W. Coker and F. L. H. Coker are brothers and are first cousins of
          J. L. Coker.

                            NAME, AGE, PRINCIPAL OCCUPATION FOR LAST FIVE            SERVED AS A
                            YEARS AND DIRECTORSHIPS IN PUBLIC CORPORATIONS          DIRECTOR SINCE
                            ----------------------------------------------          --------------
-------------------   PAUL FULTON (64). Mr. Fulton is Chief Executive Officer, a         1989
-------------------   position held since 1997, and Director of Bassett
-------------------   Furniture Industries, Inc., Bassett, Virginia. He served
----[PHOTO]--------   as Dean of The Kenan-Flagler Business School, The
-------------------   University of North Carolina, Chapel Hill, North Carolina,
-------------------   from 1994 until 1997. He was President of Sara Lee
-------------------   Corporation (manufacturer and marketer of consumer
-------------------   products), Chicago, Illinois, from 1988 through 1993. He
                      served as Executive Vice President from 1987 to 1988 and
                      as Senior Vice President of Sara Lee Corporation and
                      President of the Hanes Group of Sara Lee Corporation from
                      1981 to 1986. Mr. Fulton is a director of Bank of America
                      Corporation, Cato Corporation, Hudson Bay Corporation, and
                      Lowe's Companies, Inc.

-------------------   H. L. MCCOLL, JR. (63). Mr. McColl is Chairman and Chief           1972
-------------------   Executive Officer and Director of Bank of America
----[PHOTO]-------   Corporation, NB Holdings Corporation, NationsBank, N.A.
-------------------   and Bank of America, NT & SA, Charlotte, North Carolina.
-------------------   He served as Chief Executive Officer of the former
-------------------   NationsBank Corporation from 1983 to 1998. Mr. McColl is a
-------------------   director of Ruddick Corporation.
-------------------

-------------------   C. D. SPANGLER, JR. (66). Mr. Spangler is Chairman of the          1999
-------------------   Board of Golden Eagle Industries, Inc. (investment
-------------------   company), Charlotte, North Carolina, a position held since
----[PHOTO]--------   1986. He also is Chairman of the Board of National Gypsum
-------------------   Company (manufacturer and supplier of products and
-------------------   services used in building and construction), Charlotte,
-------------------   North Carolina, a position held since 1995. Mr. Spangler
-------------------   served as President of The University of North Carolina
                      from 1986 to 1997. He is a director of BellSouth
                      Corporation.


     All nominees previously have been elected to the Board of Directors by the Common Shareholders except Mr. C. D. Spangler, Jr.

     Mr. J. C. Fort, whose term would have expired in 2000, retired from the Board in February 1999 upon reaching mandatory retirement age. Mr. Spangler was elected by the Board to fill the vacancy created by the retirement of Mr. Fort until the Annual Meeting.

     Mr. Spangler has been nominated for election by the shareholders at this Annual Meeting to serve a one-year term which will expire at the Annual Shareholders' Meeting in 2000. His proposed term is for one year to cause the distribution of directors among the three classes to be as nearly equal as possible in future years as required by South Carolina law and the Company's By-Laws. Pursuant to the Company's By-Laws, at its meeting on February 3, 1999, the Board of Directors fixed the number of directors of the Company at 15.

     The Corporate Governance Committee recommends to the Board of Directors nominees to fill vacancies on the Board as they occur and recommends candidates for election as directors at Annual Meetings of Shareholders. The committee will consider persons recommended to be nominees by shareholders upon submission in writing to the Corporate Governance Committee of the Company of the names of such persons, together with their qualifications for service and evidence of their willingness to serve. The Company's Restated Articles of Incorporation require that nominations for any person who is not then a director of the Company, whether made by the Corporate Governance Committee or by any shareholder, be submitted to the Secretary not less than 60 days prior to the Annual Meeting for which such nominations are made.

     Members of the Board of Directors whose terms of office will continue until the Annual Shareholders' Meeting in 2000 are:

                            NAME, AGE, PRINCIPAL OCCUPATION FOR LAST FIVE            SERVED AS A
                            YEARS AND DIRECTORSHIPS IN PUBLIC CORPORATIONS          DIRECTOR SINCE
                            ----------------------------------------------          --------------
-------------------   *C. W. COKER (65). Mr. Coker is Chairman of the Company, a         1962
-------------------   position held since 1990. He also served as Chief
-------------------   Executive Officer of the Company from 1990 to 1998. Mr.
----[PHOTO]--------   Coker was President from 1970 to 1990 and was reappointed
-------------------   President in 1994, serving until 1996, while maintaining
-------------------   the title and responsibility of Chairman and Chief
-------------------   Executive Officer of the Company. Mr. Coker is a director
-------------------   of Bank of America Corporation, Springs Industries, Inc.,
                      Sara Lee Corporation, and Carolina Power and Light
                      Company.

-------------------   H. E. DELOACH, JR. (54). Mr. DeLoach is Executive Vice             1998
-------------------   President of the Company, a position held since 1996. He
-------------------   served as Group Vice President from 1993 to 1996, Vice
----[PHOTO]--------   President -- Film, Plastics and Special Products from
-------------------   February 1993 to October 1993, Vice President -- High
-------------------   Density Film Products Division from 1990 to 1993, and Vice
-------------------   President -- Administration and General Counsel from 1986
-------------------   to 1990.

---------------
 * C. W. Coker and F. L. H. Coker are brothers and are first cousins of J. L. Coker.

                            NAME, AGE, PRINCIPAL OCCUPATION FOR LAST FIVE            SERVED AS A
                            YEARS AND DIRECTORSHIPS IN PUBLIC CORPORATIONS          DIRECTOR SINCE
                            ----------------------------------------------          --------------
-------------------   A. T. DICKSON (67). Mr. Dickson is Chairman and Director           1981
-------------------   of Ruddick Corporation (diversified holding company),
-------------------   Charlotte, North Carolina, a position held since 1994. He
----[PHOTO]--------   served as President of Ruddick Corporation from 1968 to
-------------------   1994. Mr. Dickson is a director of Lance, Inc., Bank of
-------------------   America Corporation and Bassett Furniture Industries, Inc.
-------------------
-------------------

-------------------   DONA DAVIS YOUNG (45). Mrs. Young is Executive Vice                1995
-------------------   President -- Individual Insurance, General Counsel (since
-------------------   1995) and a member of the Board of Directors since 1998 of
----[PHOTO]--------   Phoenix Home Life Mutual Insurance Company, Hartford,
-------------------   Connecticut. She served as Executive Vice
-------------------   President -- Individual Sales and Marketing and General
-------------------   Counsel from 1994 to 1995, Senior Vice President and
-------------------   General Counsel from 1989 to 1994, Vice President and
                      Assistant General Counsel from 1987 to 1989, and Second
                      Vice President and Insurance Counsel from 1985 to 1987.
                      She also was Secretary of the Board of Directors of
                      Phoenix Home Life Mutual Insurance Company from 1989 to
                      1998.

     Mr. R. E. Elberson, whose term would have expired in 2000, resigned from the Board on December 31, 1998, to pursue other interests.

     Members of the Board of Directors whose terms of office will continue until the Annual Shareholders' Meeting in 2001 are:

                            NAME, AGE, PRINCIPAL OCCUPATION FOR LAST FIVE            SERVED AS A
                            YEARS AND DIRECTORSHIPS IN PUBLIC CORPORATIONS          DIRECTOR SINCE
                            ----------------------------------------------          --------------
-------------------   P. C. BROWNING (57). Mr. Browning is President, a position         1995
-------------------   held since 1996, and Chief Executive Officer, a position
-------------------   held since 1998, of the Company. He served as Chief
------[PHOTO]------   Operating Officer from 1996 to 1998 and as Executive Vice
-------------------   President of the Company from 1993 to 1996. Mr. Browning
-------------------   was President, Chairman and Chief Executive Officer of
-------------------   National Gypsum Company (manufacturer and supplier of
-------------------   products and services used in building and construction),
                      Charlotte, North Carolina, from 1990 to 1993 and
                      President -- Gold Bond Division, National Gypsum Company,
                      from 1989 to 1990. Prior to 1989 he spent twenty-four
                      years with Continental Can Company, serving as President
                      of Continental's Bondware and White Cap Divisions and
                      later as the company's Executive Vice President. Mr.
                      Browning is a director of Phoenix Home Life Mutual
                      Insurance Company, Wachovia Corporation and Lowe's
                      Companies, Inc.

-------------------   *F. L. H. COKER (63). Mr. Coker is retired. He was                 1964
-------------------   President and Director of Sea Corporation of Myrtle Beach,
-------------------   Inc. (private investments), Myrtle Beach, South Carolina,
-----[PHOTO]-------   from 1983 to 1989. At the time of his retirement from the
-------------------   Company in 1979, Mr. Coker was Senior Vice President, a
-------------------   position held since 1976.
-------------------
-------------------

-------------------   T. C. COXE III (68). Mr. Coxe is retired. He was Senior            1982
-------------------   Executive Vice President of the Company from 1993 to 1996
-------------------   and was Executive Vice President from 1985 to 1993. Mr.
-----[PHOTO]-------   Coxe is a director emeritus of Wachovia Bank of South
-------------------   Carolina, N.A.
-------------------
-------------------
-------------------

---------------

 * C. W. Coker and F. L. H. Coker are brothers and are first cousins of J. L. Coker.

                            NAME, AGE, PRINCIPAL OCCUPATION FOR LAST FIVE            SERVED AS A
                            YEARS AND DIRECTORSHIPS IN PUBLIC CORPORATIONS          DIRECTOR SINCE
                            ----------------------------------------------          --------------
-------------------   B. L. M. KASRIEL (52). Mr. Kasriel is Vice Chairman and            1995
-------------------   Chief Operating Officer of Lafarge (construction materials
-------------------   group), Paris, France, a position held since 1995. He
----(PHOTO)--------   served as Managing Director of Lafarge Coppee from 1989 to
-------------------   1994 and as Senior Executive Vice President from 1987 to
-------------------   1989. Mr. Kasriel temporarily was detached to National
-------------------   Gypsum Company, Dallas, Texas, as President and Chief
-------------------   Operating Officer from 1987 to 1989. He served as
                      Executive Vice President of Lafarge Coppee from 1982 to
                      1987. Mr. Kasriel is a director of Lafarge and Lafarge
                      Corporation.

-------------------   E. H. LAWTON, JR. (69). Mr. Lawton is President and                1968
-------------------   Director of Hartsville Oil Mill (vegetable oils
-------------------   processor), Darlington, South Carolina, a position held
----(PHOTO)--------   since 1962.
-------------------
-------------------
-------------------
-------------------

                                BOARD COMMITTEES


     During 1998 the Board of Directors held four regularly scheduled meetings and one special meeting to review significant developments affecting the Company and to act on matters requiring Board approval. To assist it in the discharge of its responsibilities, the Board has established five committees:


    COMMITTEE                                                     CURRENT           NUMBER OF
      NAME                         PURPOSE                        MEMBERS         1998 MEETINGS
-----------------  ---------------------------------------  --------------------  -------------
Audit Committee    Responsible for the scope of both        B. L. M. Kasriel --      3
                   internal and external audit programs        Chairperson
                   in order to fully  protect assets of     C. J. Bradshaw
                   the Company.                             R. J. Brown
                                                            F. L. H. Coker
                                                            J. L. Coker

Executive          Responsible for establishing and         A. T. Dickson --         4
Compensation       maintaining officer-level salaries and      Chairperson
Committee          administering executive compensation     C. J. Bradshaw
                   plans.                                   Paul Fulton
                                                            B. L. M. Kasriel
                                                            E. H. Lawton, Jr.
                                                            D. D. Young

Executive          Empowered to exercise all of the         P. C. Browning           1
Committee          authority of the Board of Directors      C. W. Coker
                   between  regularly scheduled meetings,   A. T. Dickson
                   except as limited  by South Carolina     E. H. Lawton, Jr.
                   law.                                     H. L. McColl, Jr.


Employee           Responsible for reviewing and            D. D. Young --           3
and Public         evaluating the Company's effectiveness      Chairperson
Responsibility     in dealing with issues such as           R. J. Brown
Committee          diversity, safety, morale,               F. L. H. Coker
                   charitable contributions, and legal      J. L. Coker
                   matters.                                 T. C. Coxe III

    COMMITTEE                                                     CURRENT           NUMBER OF
      NAME                         PURPOSE                        MEMBERS         1998 MEETINGS
-----------------  ---------------------------------------  --------------------  -------------
Corporate          Responsible for evaluating issues and    Paul Fulton --           2
Governance         making recommendations with respect to     Chairperson
Committee          the governance of the Company and the    T. C. Coxe III
                   functioning of the Board.                A. T. Dickson
                                                            B. L. M. Kasriel
                                                            E. H. Lawton, Jr.
                                                            D. D. Young


     During a portion of 1998 the Board of Directors also had a Finance Committee and a Nominating Committee, both of which were incorporated in other committees in October 1998, as follows:


    COMMITTEE                                                                       NUMBER OF
      NAME                         PURPOSE                        MEMBERS         1998 MEETINGS
-----------------  ---------------------------------------  --------------------  -------------
Nominating         Responsible for recommending to the      F. L. H. Coker --        1
Committee          directors qualified candidates to fill     Chairperson
                   vacancies on the Board.                  J. L. Coker
                                                            R. E. Elberson
                                                            J. C. Fort
                                                            E. H. Lawton, Jr.
                                                            H. L. McColl, Jr.

Finance Committee  Responsible for evaluating the           H. L. McColl, Jr. --     1
                   Company's financial status, advising      Chairperson
                   corporate management and the full        R. J. Brown
                   Board on financial matters and           F. L. H. Coker
                   reviewing the Company's long-term        J. L. Coker
                   financial requirements and plans.        T. C. Coxe III
                                                            A. T. Dickson





     During 1998 all directors attended 75% or more of the aggregate number of meetings of the Board and committees.

                        SECURITY OWNERSHIP OF MANAGEMENT


                                                                                                                    DEFERRED
                                  SHARES OF       OPTIONS                                                         COMPENSATION
                                 COMMON STOCK   EXERCISABLE    SONOCO    TOTAL NUMBER    PERCENT                       AND
                                 BENEFICIALLY     WITHIN      SAVINGS     OF SHARES         OF      RESTRICTED     RESTORATION
       NAME AND POSITION            OWNED         60 DAYS       PLAN       OWNED(1)      CLASS(2)    STOCK(7)       UNITS(8)
-------------------------------  ------------   -----------   --------   ------------    --------   ----------   ---------------
C. J. Bradshaw                       26,030          6,600       -            32,630       -           -              3,854
  Director
R. J. Brown                             462          9,586       -            10,048       -           -              2,164
  Director
F. L. H. Coker                    1,295,670          6,600       -         1,302,270       1.25        -             -
  Director
J. L. Coker                         275,273          6,600       -           281,873       -           -             -
  Director
T. C. Coxe III                      303,729         76,758      1,635        382,122       -           -             -
  Director
A. T. Dickson                        68,855          6,600       -            75,455       -           -              2,487
  Director
Paul Fulton                          11,530          6,600       -            18,130(3)    -           -             -
  Director
B. L. M. Kasriel                        115         10,311       -            10,426       -           -             -
  Director
E. H. Lawton, Jr.                   777,111          6,600       -           783,711(4)    -           -              6,052
  Director
H. L. McColl, Jr.                    27,871          6,600       -            34,471(5)    -           -              8,156
  Director
C. D. Spangler, Jr.               4,651,700         -            -         4,651,700       4.46        -             -
  Director
D. D. Young                           4,730          2,200       -             6,930       -           -              4,968
  Director
C. W. Coker                       1,081,098        698,896      3,993      1,783,987       1.71      102,032          9,400
  Chairman and Director
P. C. Browning                        3,886        433,361      5,335        442,582       -          74,129          3,548
  President, Chief Executive
  Officer and Director
H. E. DeLoach, Jr.                  269,756        115,500      3,249        388,505(6)    -          51,016          4,184
  Executive Vice President
  and Director

                                                                                                                    DEFERRED
                                  SHARES OF       OPTIONS                                                         COMPENSATION
                                 COMMON STOCK   EXERCISABLE    SONOCO    TOTAL NUMBER    PERCENT                       AND
                                 BENEFICIALLY     WITHIN      SAVINGS     OF SHARES         OF      RESTRICTED     RESTORATION
       NAME AND POSITION            OWNED         60 DAYS       PLAN       OWNED(1)      CLASS(2)    STOCK(7)       UNITS(8)
-------------------------------  ------------   -----------   --------   ------------    --------   ----------   ---------------
H. J. Moran                          83,125        201,492      2,912        287,529       -          51,016          3,391
  Executive Vice President
F. T. Hill, Jr.                      49,250        100,721      3,229        153,200       -          12,754          1,871
  Vice President and Chief
  Financial Officer
All Executive Officers and        9,006,449      2,423,731     52,622     11,482,802      11.01      401,777         58,068
  Directors (28 persons)


---------------


(1) Shareholdings represent the number of shares beneficially owned as of February 26, 1999, directly or indirectly, by each director and named executive officer. The directors and the named executive officers have sole voting and investment power over the shares unless otherwise indicated in the footnotes. The number includes shares subject to currently exercisable options, granted by the Company under the 1983 Key Employee Stock Option Plan, the 1991 Key Employee Stock Plan (the "1991 Plan") and the 1996 Non-Employee Directors' Stock Plan, shares in dividend reinvestment and shares in the Sonoco Savings Plan.


    Shareholdings do not include Restricted Stock Rights, which have been deferred until retirement, granted under the 1991 Plan or Deferred Compensation and Restoration Units.

    Shareholdings do not include the awards listed in the Long-Term Incentive
     Plans -- Awards in Last Fiscal Year table shown on Page 19.

(2) Percentages not shown are less than 1%.

(3) Includes 507 shares of Common Stock owned by Mrs. Fulton. Mr. Fulton disclaims beneficial ownership of these shares.

(4) Includes 672,459 shares of Common Stock owned by trusts for which Mr. Lawton is trustee. Mr. Lawton has no pecuniary interest in these trusts and disclaims beneficial ownership of these shares.

(5) Includes 11,882 shares of Common Stock owned by Mrs. McColl. Mr. McColl disclaims beneficial ownership of these shares.

(6) Includes 229,704 shares of Common Stock owned by trusts for which Mr. DeLoach is trustee. Mr. DeLoach has no pecuniary interest in these trusts and disclaims beneficial ownership of these shares.

(7) Issuance of these shares, two-thirds of which have vested, has been deferred until retirement; thus, no voting rights are associated with them.

(8) These units represent deferred compensation and restoration connected with the Sonoco Savings Plan. No voting rights are associated with these units.

           EXECUTIVE COMPENSATION COMMITTEE'S REPORT TO SHAREHOLDERS

     The Executive Compensation Committee of the Board of Directors (the "Committee") is responsible for setting the remuneration levels for executives of the Company. It also oversees the Company's various executive compensation plans, as well as the overall management compensation program. Additionally, the Committee reviews and plans for top management succession and reviews executive job performance. The Committee periodically evaluates the Company's executive compensation program in terms of appropriateness, including competitive positioning relative to other companies' practices. The Committee obtains independent and impartial advice from external compensation consulting firms in order to maintain objectivity in executing its responsibilities. The Committee met four times during 1998 and had met once in 1999 as of the printing of this report.

PHILOSOPHY

     The executive compensation program has been designed to attract, motivate, reward, and retain senior management by providing competitive total compensation opportunities based on performance, teamwork and the creation of shareholder value. The program currently consists of salary, annual cash bonus awards, annual stock options, periodic contingent share awards, perquisites, and employee benefits.

     In order to determine competitive compensation levels, the Company participates in a number of surveys conducted by independent consulting firms. In these surveys executive compensation levels are developed by looking at large numbers of similar positions across American industry and reflect adjustments based on company revenues. The Dow Jones Containers & Packaging Group Index ("Index"), which includes the Company, was used in the five-year shareholder return performance graph that appears on Page 17. The companies in this Index also are included, as available, among the companies whose survey data is used in the Company's compensation studies. From time to time the Company contracts with independent consulting firms to perform customized compensation studies of companies in its industry group and/or of companies having similar long-term financial performance results.

     The total compensation package for executives for 1998 was generally structured to be competitive with the third quartile total pay practices for executives of other large corporations if challenging annual financial targets and corresponding longer-term increases in shareholder value were achieved. The base salary midpoints were targeted to be at the median of surveyed market rates. Incentive compensation, consisting of annual cash bonuses, annual stock options awards and periodic contingent share awards, is the Company's performance-based compensation element. The levels of the combined award opportunities reflected third quartile competitive total annual incentive compensation opportunities for similar positions as reflected by the independent consulting firms. These awards provided opportunities to motivate and reward executives for exceptional performance. Executive perquisites were limited and provided a lower benefit than the market median. The benefits program for executives provided a benefit that was somewhat higher than the market median. This benefits program, in particular the retirement and life insurance plans, was designed to enhance retention of executives until normal retirement age.

     The Committee has taken, and it intends to continue to take, steps necessary to assure the federal tax deductibility of compensation realized by senior executives. However, to the extent that such steps would not be practical or would not be consistent with the Committee's compensation objectives, there is the possibility that future compensation, in some circumstances, may not meet tax deductibility requirements.

     Following is a discussion of elements of the executive compensation program, along with a description of the decisions and actions taken by the Committee with regard to 1998 compensation. Also included is a specific discussion of the decisions regarding the compensation of Messrs. Coker and Browning. On April 15, 1998, Mr. Browning succeeded Mr. Coker as Chief Executive Officer (CEO). Mr. Coker remained an active employee of the Company as Chairman of the Board, and Mr. Browning became President and CEO of the Company. The tables and accompanying narrative and footnotes which follow this report reflect the decisions covered by the following discussions.

SALARY

     The Company's salary ranges and resulting salaries are based on a relative valuing of the duties and responsibilities of each position. The Committee reviews the base salaries of all senior executives on an annual basis.

     Merit salary increases are based on consideration of each executive's performance and position in his or her salary range. Promotional salary increases are awarded to recognize increased responsibilities and accountabilities. The Committee used these criteria to determine salary adjustments for each of the executive officers. Mr. Browning's base salary was increased, effective April 1, 1998, based on his additional responsibilities as the President and CEO of the Company, as well as external pay practices and the Committee's subjective assessment of his overall performance during the preceding year.

ANNUAL BONUS AWARDS

     The Company has an annual bonus plan which provided for cash incentive opportunities based upon achievement of pre-determined 1998 financial performance goals, as well as attainment of key strategic and operational objectives. The purpose of this plan is to link a significant portion of executive pay to both the Company's operating performance for the year and to critical issues affecting the long-term health of the Company.


     Financial performance goals were weighted from 73% to 100% of total bonus opportunity. For senior executives with corporate responsibility, the plan's financial goals were based on corporate earnings per share from ongoing operations. For executives with business unit responsibility, one-fourth of the bonus opportunity available for financial performance was based on corporate earnings per share, and the remainder was based on business unit earnings before interest and taxes.


     The Vision 2000 objectives for 1998 were weighted from 0% to 27% of total bonus opportunity and were comprised of employee safety, unit sales growth, productivity improvement, and effective use of capital.

     On February 2, 1999, the Committee reviewed and approved the 1998 annual bonus payments for executive officers. Initial bonus amounts were assigned to each executive officer (except Messrs. Coker, Browning, DeLoach, and Moran) based on the scoring of financial goal attainment and subjective evaluations of how well the Vision 2000 objectives were met. In some cases the Committee used additional discretion based on its assessment of individual performance and internal equity in the determination of final bonus amounts. Mr. Browning's bonus, which reflects the Committee's assessment of his contribution and efforts in 1998, is shown under the "Bonus" caption in the Summary Compensation Table on Page 18. In setting the amount the Committee considered, in addition to the record level of earnings per share, his role in establishing strategic objectives and implementing initiatives for growth. Mr. Coker's bonus reflects his positioning of the Company for future growth, the Committee's subjective assessment of his individual performance and his continuing, critical role in making a seamless transition of CEO responsibilities. The bonus amounts for Messrs. Coker and Browning were less than the maximum that could have been paid under the earnings per share schedule adopted for each of them by the Committee in early 1998. The bonus awards for Messrs. DeLoach and Moran were determined in the same manner as the bonus awards for Messrs. Coker and Browning.


STOCK OPTIONS

     In 1998 Mr. Browning, Mr. Coker, the executive officers and other key management employees were granted options to purchase shares of Common Stock by the Committee under a plan which previously had been approved by the Company's shareholders. The price of these options was set at the prevailing market price on the date the options were awarded. Accordingly, these options will be valuable to the recipients only if the market price of Company stock increases. Stock option awards for Mr. Browning, Mr. Coker and the other named officers are included in the Summary Compensation Table on Page 18 under the caption "Number of Securities Underlying Options Granted" and in the Option Grants in Last Fiscal Year table on Page 21.

OTHER


     In 1997 the Committee approved a performance-based restricted stock plan and granted one-time awards of contingent share units to twenty-five executives, including Mr. Browning, Mr. Coker and the other executive officers named in the Summary Compensation Table. These awards, consisting of performance-based restricted shares of Common Stock, were granted to provide corporate and business unit managers with an additional compensation opportunity which can be realized only if targeted creation of shareholder value also is achieved. The number of restricted shares granted was based on the Committee's judgment as to the appropriate size of an award, given its intent, and the individual's current salary level.


     The plan provides that participants who change responsibility or position may be eligible for additional share units. On April 14, 1998, the Committee granted additional contingent share units to Messrs. Browning and DeLoach in recognition of Mr. Browning's promotion to President and CEO and a significant expansion of Mr. DeLoach's responsibilities as Executive Vice President.

     The awards are intended to reward achievement of above-average shareholder returns. As described in more detail on Page 19, awards will vest depending on stock price performance during the last 24 months of the four-year performance period. Except for death, disability or retirement other than for cause, termination of a participant's employment prior to the end of the performance period will result in forfeiture of an award.

            A. T. Dickson (Chairman) C. J. Bradshaw R. E. Elberson Paul Fulton B. L. M. Kasriel E. H. Lawton, Jr. D. D. Young

                        COMPARATIVE COMPANY PERFORMANCE

     The following line graph compares cumulative total shareholder return for the Company with the cumulative total return of the S&P 500 Stock Index and a nationally recognized industry index, the Dow Jones Containers & Packaging Group (which includes the Company), from December 31, 1993, through December 31, 1998.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
             AMONG SONOCO PRODUCTS COMPANY, THE S&P 500 STOCK INDEX
                AND THE DOW JONES CONTAINERS & PACKAGING GROUP**

                                                                       DOW JONES
                                                                      CONTAINERS &         SONOCO
               MEASUREMENT PERIOD                     S&P 500          PACKAGING          PRODUCTS
             (FISCAL YEAR COVERED)                  STOCK INDEX          GROUP            COMPANY
1993                                                           100               100               100
1994                                                           101                99               102
1995                                                           139               108               132
1996                                                           171               136               133
1997                                                           229               157               182
1998                                                           294               137               175

ASSUMES $100 INVESTED ON DECEMBER 31, 1993, IN SONOCO PRODUCTS COMPANY COMMON STOCK, THE S&P 500 STOCK INDEX AND THE DOW JONES CONTAINERS & PACKAGING GROUP.

 * TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS
** FISCAL YEAR ENDING DECEMBER 31

                           SUMMARY COMPENSATION TABLE


                                                                             LONG-TERM
                                                                            COMPENSATION
                                                                             AWARDS(2)
                                                                            ------------
                                             ANNUAL COMPENSATION             NUMBER OF
                                    -------------------------------------    SECURITIES
                                                               OTHER         UNDERLYING
                                                              ANNUAL          OPTIONS         ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY     BONUS     COMPENSATION(1)    GRANTED(3)    COMPENSATION(4)
---------------------------  ----   --------   --------   ---------------   ------------   ---------------
C. W. Coker                  1998   $740,004   $613,463       $69,816          110,000        $344,629
  Chairman                   1997    723,334    870,000        60,165          110,000         220,353
                             1996    679,173    870,827        51,852           82,500         206,934

P. C. Browning               1998    684,999    576,864       -0-              110,000         116,259
  President and              1997    567,496    600,000       -0-              110,000         102,600
  Chief Executive Officer    1996    535,414    540,000       -0-              110,000         104,598

H. E. DeLoach, Jr.           1998    412,002    296,229        18,223           55,000          48,388
  Executive Vice President   1997    373,666    400,000        15,799           33,000          43,921
                             1996    354,087    325,000        13,700           27,500          43,821

H. J. Moran                  1998    390,165    280,529       -0-               33,000          73,013
  Executive Vice President   1997    373,666    375,000       -0-               33,000          75,477
                             1996    353,837    325,000       -0-               27,500          73,156

F. T. Hill, Jr.              1998    293,169    178,540           770           27,500          24,598
  Vice President and         1997    278,750    240,000           696           27,500          22,831
  Chief Financial Officer    1996    259,999    210,000           630           16,500          21,789


---------------

(1) None of the executive officers received perquisites or personal benefits which totaled the lesser of $50,000 or 10% of their respective salary plus bonus payments. Amounts in this column represent the above-market portion of interest credits on previously-earned compensation for which payment has been deferred.

(2) The number and dollar value of restricted stock rights held, including target contingent share units, and dividend equivalents, based on the closing stock price on December 31, 1998, of $29.6250 per share were: C. W. Coker -- 104,755 shares ($3,103,376); P. C. Browning -- 96,115 shares
    ($2,847,416); H. E. DeLoach, Jr. -- 62,063 shares ($1,838,605); H. J.
    Moran -- 39,644 shares ($1,174,448); and F. T. Hill, Jr. -- 21,239 shares
    ($629,196).

(3) Number of securities covered by 1996, 1997 and 1998 grants adjusted to reflect the 10% stock dividend paid June 10, 1998.

(4) All other compensation for 1998 consisted of the following components:


                                        COMPANY CONTRIBUTIONS AND
                     SPLIT-DOLLAR    ACCRUALS TO DEFINED CONTRIBUTION
       NAME         LIFE INSURANCE         RETIREMENT PLANS(1)
------------------  --------------   --------------------------------
C. W. Coker            $296,328                  $48,301
P. C. Browning           77,709                   38,550
H. E. DeLoach, Jr.       24,028                   24,360
H. J. Moran              50,057                   22,956
F. T. Hill, Jr.           8,603                   15,995


     ---------------

     (1) Comprised of contributions to the Sonoco Savings Plan and accruals to individual accounts in the Company's Omnibus Benefit Restoration Plan in order to keep employees whole with respect to Company contribution amounts that were limited by tax law.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                        MAXIMUM     PERFORMANCE PERIOD         ESTIMATED FUTURE PAYOUTS
                       NUMBER OF     UNTIL MATURATION    -------------------------------------
       NAME           SHARE UNITS       OR PAYOUT        THRESHOLD(#)   TARGET(#)   MAXIMUM(#)
------------------    -----------   ------------------   ------------   ---------   ----------
C. W. Coker             -0-               --                -0-           -0-         -0-
P. C. Browning          27,500       9/2/97-9/1/01           6,875       13,750       27,500
H. E. DeLoach, Jr.      44,000       9/2/97-9/1/01          11,000       22,000       44,000
H. J. Moran             -0-               --                -0-           -0-         -0-
F. T. Hill, Jr.         -0-               --                -0-           -0-         -0-


     Awards are made in the form of contingent Company share units. The vesting of awards is tied to growth in share price over a four-year period as described in the Compensation Committee's Report on Page 16. Threshold vesting is earned if the share price is $43.0911; target vesting is earned if the share price is $47.1441, and maximum vesting is earned if the share price is $51.4764. All share units and share prices have been adjusted for the 10% stock dividend, effective June 10, 1998. None of the stock units will vest if the minimum share price growth objective (threshold) is not achieved. Dividend equivalents with respect to such shares are automatically reinvested in additional stock units, subject to vesting conditions previously described.

                    OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES
          AGGREGATED OPTION EXERCISES IN 1998 AND 1998 YEAR-END VALUES

                                                     NUMBER OF SHARES
                                                        UNDERLYING                  VALUE OF UNEXERCISED
                     NUMBER OF                      UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS
                      SHARES                          AS OF 12/31/98                  AS OF 12/31/98(2)
                    ACQUIRED ON      VALUE      ---------------------------   ---------------------------------
       NAME          EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE(3)   UNEXERCISABLE(4)
------------------  -----------   -----------   -----------   -------------   --------------   ----------------
C. W. Coker           46,942      $  890,715      588,896        110,000        $5,509,767           -0-
P. C. Browning        33,000         504,016      323,362        110,000         2,258,488           -0-
H. E. DeLoach, Jr.    37,653         462,173       60,500         55,000           322,312           -0-
H. J. Moran           15,200         245,052      181,590         33,000         1,767,070           -0-
F. T. Hill, Jr.       70,917       1,279,493       73,222         27,500           478,622           -0-

---------------

(1) The difference between the exercise price paid and the value of the acquired shares based on the closing price of the Company's stock on the exercise date.

(2) Based on $29.6250 per share, the December 31, 1998, closing price.

(3) Based on exercise prices ranging from $13.2035 to $24.5455 per share.

(4) Based on an exercise price of $33.6932 per share.

                       OPTION GRANTS IN LAST FISCAL YEAR
                            1998 STOCK OPTION GRANTS

                            INDIVIDUAL GRANTS
--------------------------------------------------------------------------
                      NUMBER OF     % OF TOTAL
                     SECURITIES       OPTIONS      EXERCISE
                     UNDERLYING     GRANTED TO       PRICE                    GRANT DATE
                       OPTIONS       EMPLOYEES    (PER SHARE)   EXPIRATION      PRESENT
       NAME         GRANTED(1)(2)     IN 1998         (2)          DATE        VALUE(3)
------------------  -------------   -----------   -----------   ----------   -------------
C. W. Coker            110,000          8.2        $33.6932      2/4/2008      $809,600
P. C. Browning         110,000          8.2         33.6932      2/4/2008       809,600
H. E. DeLoach, Jr.      55,000          4.1         33.6932      2/4/2008       404,800
H. J. Moran             33,000          2.5         33.6932      2/4/2008       242,880
F. T. Hill, Jr.         27,500          2.1         33.6932      2/4/2008       202,400

---------------

(1) These options were granted on February 4, 1998, at the closing market price, became exercisable on February 4, 1999, and were granted for a period of ten years, subject to earlier expiration in certain events related to termination of employment. The exercise price can be paid by cash or by the delivery of previously-owned shares. Tax obligations also can be paid by an offset of the underlying shares.

(2) The number of shares and the exercise price have been adjusted for the 10% stock dividend paid June 10, 1998.

(3) The grant date present values per option share were derived using the Black-Scholes option pricing model in accordance with the rules and regulations of the Securities and Exchange Commission and are not intended to forecast appreciation of the Company's stock price. The options had a grant date present value of $7.36 per option share. The Black-Scholes model was used with the following assumptions: stock price volatility of 20.0%, dividend yield of 2.3%, risk-free investment rate of 5.44%, and a five-year option life.

                                 PENSION TABLE

     Named executive officers participate in a non-contributory defined benefit program which provides for a maximum annual lifetime retirement benefit equal to 60% of final average compensation, computed as a straight life annuity, based on the highest three of the last seven calendar years. In order to receive the full benefit the executive must have at least 15 years of service and retire no earlier than age 65. Eligible spouses (married one year or longer at the executive's retirement date) receive survivor benefits at a rate of 75% of the benefit paid to the executives. The total benefit provided by the Company is offset by 100% of primary U.S. Social Security and the executive's benefits from Sonoco's qualified pension plan.


                        AGE 65 RETIREMENT
                         YEARS OF SERVICE
     FINAL        ------------------------------
    AVERAGE                              15 OR
COMPENSATION(1)      5          10      MORE(2)
---------------   --------   --------   --------
  $  300,000      $ 60,000   $120,000   $180,000
     400,000        80,000    160,000    240,000
     500,000       100,000    200,000    300,000
     600,000       120,000    240,000    360,000
     700,000       140,000    280,000    420,000
     800,000       160,000    320,000    480,000
     900,000       180,000    360,000    540,000
   1,000,000       200,000    400,000    600,000
   1,100,000       220,000    440,000    660,000
   1,200,000       240,000    480,000    720,000
   1,300,000       260,000    520,000    780,000
   1,400,000       280,000    560,000    840,000
   1,500,000       300,000    600,000    900,000
   1,600,000       320,000    640,000    960,000


---------------

(1) Final average compensation includes salary and bonus. Age, years of service and final average compensation as of December 31, 1998, for the named officers are as follows:

                          YEARS OF   FINAL AVERAGE
       NAME         AGE   SERVICE    COMPENSATION
------------------  ---   --------   -------------
C. W. Coker         65       41       $1,592,501
P. C. Browning      57        5        1,165,258
H. E. DeLoach, Jr.  54       13          720,328
H. J. Moran         66       38          699,399
F. T. Hill, Jr.     46       19          486,819

(2) Years of service beyond 15 do not provide for any additional benefit.

                            DIRECTORS' COMPENSATION

     Employee directors receive no additional compensation for their services as members of the Board of Directors. Effective April 1, 1997, non-employee directors were paid a $10,500 quarterly retainer fee and a $1,000 attendance fee for special meetings.

     On an annual basis directors are able to elect to defer part or all of their retainer and special meeting fees. Directors can choose to have their deferrals earn interest credits at a market rate or be treated as if invested in equivalent units of Common Stock (which are credited with reinvested dividend equivalents). Alternatively, directors can elect to receive, in lieu of part or all of their compensation, stock options under the 1996 Non-Employee Directors' Stock Plan (the "Directors' Plan"). For each one dollar of foregone compensation, the director will receive an at-the-money option covering four dollars of Common Stock. During 1998 three directors received the following number of stock options for foregone compensation: R. J. Brown -- 1,768 shares;
J. C. Fort -- 6,409 shares; and B. L. M. Kasriel -- 3,102 shares.

     Under the Directors' Plan, at the first regularly scheduled meeting of the Board of Directors during a calendar year, each non-employee director, who is then currently serving as such, is granted a stock option covering 2,000 shares of Common Stock having a per share exercise price equal to 100% of the fair market value as of that date. Any person who subsequently becomes a non-employee director also receives an at-the-money stock option with the number of shares reduced 25% for each elapsed full quarter of the calendar year during which such person has not served as a non-employee director. During 1998 each non-employee director received an option covering 2,000 shares, adjusted to 2,200 shares for the 10% stock dividend paid June 10, 1998.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. A. T. Dickson, C. J. Bradshaw, R. E. Elberson, Paul Fulton, B. L.
M. Kasriel, E. H. Lawton, Jr. and Mrs. D. D. Young served on the Company's Executive Compensation Committee during the year ended December 31, 1998.

     Mr. A. T. Dickson and Mr. Paul Fulton are directors of Bank of America Corporation and Mr. C. J. Bradshaw is a director of Wachovia Bank, N.A. During the third quarter of 1996 NationsBank, N.A., now Bank of America, served as agent to provide a five-year committed revolving line of credit for $450,000,000 to support the Company's commercial paper program and for general corporate purposes. Bank of America's commitment to this facility is $80,000,000. Wachovia Bank, N.A.'s commitment to this facility is $37,000,000. Committed lines of credit from both banks have been in place since 1987 and have been renewed, amended and increased or decreased according to the Company's needs. Bank of America and Wachovia Bank, N.A. have extended other lines of credit to the Company as support for letters of credit, overdrafts and other corporate needs. They also provide treasury management services to the Company. The Company pays fees to both banks for these services and for the availability of the lines of credit, as well as interest on borrowed funds. All transactions were handled on a competitive basis. Management is convinced that the rates and provisions were as favorable to the Company as otherwise could have been obtained.

     Mr. A. T. Dickson, an executive officer of Ruddick Corporation, is a member of the Company's Compensation Committee. Mr. H. L. McColl, Jr., an executive officer of Bank of America Corporation and a director of the Company, is a director of Ruddick Corporation.

     Mr. P. C. Browning, President and Chief Executive Officer of the Company, serves as a director of Phoenix Home Life Mutual Insurance Company. Mrs. D. D. Young, an executive officer of Phoenix Home Life Mutual Insurance Company, serves on the Company's Executive Compensation Committee.

                          TRANSACTIONS WITH MANAGEMENT


     Mr. H. L. McColl, Jr. is Chairman and Chief Executive Officer and Director of Bank of America Corporation. Messrs. C. W. Coker, A. T. Dickson and Paul Fulton are directors of Bank of America Corporation. Mr. P. C. Browning is a director of Wachovia Corporation. Mr. C. J. Bradshaw is a director of Wachovia Bank, N.A. Mr. T. C. Coxe III is a director emeritus of Wachovia Bank of South Carolina, N.A. See the Compensation Committee Interlocks and Insider Participation section.



     Mr. R. J. Brown is a director of First Union Corporation. First Union National Bank of South Carolina provides a line of credit of $37,000,000 similar to that of Wachovia Bank, N.A. and Bank of America to support the Company's commercial paper program and for general corporate purposes. It also provides trustee services. The Company pays fees to First Union National Bank of South Carolina for the availability of the credit line and for the trustee services.


     During 1998 the Company purchased timber from a trust of which Mr. T. C. Coxe III, a director and former executive officer of the Company, is trustee and more than a 10% beneficial owner. The aggregate purchase price of the timber was approximately $531,000.

     The Company also purchased wooden pallets during the year from a company of which Mr. J. C. Fort, a recently retired director and former executive officer of the Company, is more than a 10% beneficial owner. The aggregate purchase price of the pallets was approximately $581,000. The Company, in turn, sold to the same company approximately $925,000 in hardwood timbers.


     During 1998 the Company paid approximately $675,000 to Phoenix Home Life Mutual Insurance Company covering premiums for split-dollar insurance policies covering certain of its officers and directors. Mrs. D. D. Young is an executive officer and director of Phoenix Home Life Mutual Insurance Company.


     It is anticipated that the Company will continue to engage in similar business transactions with the foregoing entities in 1999.

     Management of the Company believes the prices and terms of the transactions reported above were comparable to those the Company could have obtained from unaffiliated third parties.

                        PROPOSAL TO AMEND THE COMPANY'S
                       RESTATED ARTICLES OF INCORPORATION

     The Board of Directors has unanimously proposed an amendment to the Company's Restated Articles of Incorporation that would increase the number of shares of Common Stock the Company is authorized to issue from 150,000,000 shares to 300,000,000 shares.


     As of February 26, 1999, 101,845,073 shares of Common Stock were issued and outstanding and an additional 14,262,202 shares of Common Stock were reserved for issuance under stock option plans. The additional shares for which authorization is sought would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding.


     The Board of Directors believes that it is desirable to have the additional authorized shares of Common Stock available for possible future financing and acquisition transactions, stock dividends and other general corporate purposes. Having such additional authorized shares available for issuance without further action by the shareholders, unless such action is required by applicable law or the rules of any stock exchange on which the Company's securities may be listed in the future, allows shares of Common Stock to be issued without the delay and expense occasioned by the necessity of obtaining shareholder approval.

     Some of the additional authorized Common Stock may be sold by the Company to raise additional capital for use by the Company in reducing its debt and financing capital improvements, acquisitions, research, and operations. Additional authorized stock also may be issued in conjunction with one or more series of the already-authorized Preferred Stock of the Company as part of an issue of Preferred Stock convertible into Common Stock. The Company might be able to obtain more favorable terms for the sale of convertible Preferred Stock than for sale of either Common Stock or Preferred Stock alone.

     Some of the additional authorized Common Stock may be used to make acquisitions. Although most of the Company's recent acquisitions have been for cash, some sellers prefer to receive Company stock in order to defer taxes associated with a sale. Present levels of authorized but unissued Common Stock limit the size and number of such transactions in which the Company could engage.

     Additional authorized Common Stock also may be used to pay stock dividends to shareholders, as was done in 1998, and may be used in compensation programs. The Company uses such compensation programs to encourage employees to be aware of the effect of their efforts on the overall performance of the Company and to give them a stake in the outcome that is parallel to that of the shareholders generally. An example of such a program is the Centennial Shares Program instituted in 1998.

     The Board of Directors is required to make any determination to issue shares of Common Stock based on its judgment as to the best interests of the Company and its shareholders. The authorized but unissued shares of Common Stock and/or the already-authorized but unissued Preferred Stock could be used by the Board of Directors to make it more difficult to effect a change in control of the Company. Under certain circumstances such shares could be used to create voting or other impediments or to frustrate persons seeking to gain control of the Company by means of a merger, tender offer, proxy contest or other means. Such shares could be privately placed with purchasers who might cooperate with the Board in opposing such an attempt by a third party to gain control of the Company. The issuance of new shares could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company. The Board of Directors is not aware of any present or threatened effort by any person to obtain control of the Company by accumulation of the Company's securities or otherwise. However, adoption of the proposed amendment would constitute approval by the shareholders of any one or more of the foregoing uses of the Common Stock by the Board of Directors in accordance with applicable law and stock exchange rules without further shareholder approval.


     Furthermore, shares of authorized but unissued Common Stock, as well as the already-authorized but unissued Preferred Stock, could (within the limits imposed by applicable law and the rules of any stock exchange on which the Company's securities may be listed in the future), be issued to a holder that would thereby have sufficient voting power to assure that any proposal to remove directors, to replace incumbent directors, or to accomplish certain business combinations opposed by the incumbent Board, or any alteration, amendment or repeal of provisions of the Restated Articles of Incorporation and By-Laws, would not receive the two-thirds shareholder vote required therefor. For information with respect to the ownership of shares (including shares issuable upon exercise of stock options) of the Company's voting stock by directors and officers, see the Security Ownership of Management section.


     Although the Company has considered such actions in the past and will probably do so in the future, at the date of this Proxy Statement, the Company has no agreements, commitments or specific plans to sell or issue the additional shares of Common Stock.

     The affirmative vote of two-thirds of the outstanding shares of Common Stock entitled to vote thereon is required to approve the proposed amendment. The Board of Directors believes that the proposed amendment is advisable and in the best interests of the Company and its shareholders and recommends that shareholders vote FOR the proposed amendment.

                        APPROVAL OF INDEPENDENT AUDITORS

     Selection of the Company's independent auditors is to be approved by the shareholders. The firm of PricewaterhouseCoopers LLP, Certified Public Accountants, or their predecessors, has audited the books and records of the Company for many years, and the Audit Committee of the Board of Directors recommends continuing the services of this firm. Representatives of PricewaterhouseCoopers LLP will be present and available to answer any questions that may arise at the Annual Meeting and may make a statement if they so desire.

     The Board of Directors recommends that you vote FOR the approval of the selection of PricewaterhouseCoopers LLP as independent auditors for the Company for the current year.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     As required by Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, its executive officers and certain individuals are required to report periodically their ownership of the Company's Common Stock and any changes in ownership to the Securities and Exchange Commission and the New York Stock Exchange.

     The Company failed to file on a timely basis one report on Form 4, due September 10, 1998, for Mr. James L. Coker, former executive officer and a current director of the Company, covering a purchase of shares on August 3, 1998. This purchase was reported for Mr. Coker on his Form 4 filed October 9, 1998.

     The Company failed to file on a timely basis one report on Form 4, due August 10, 1998, for Mr. Charles F. Paterno, Jr., an executive officer of the Company, covering a purchase of shares on July 21, 1998. This purchase for Mr. Paterno was reported on his Form 4 filed September 9, 1998.

                 SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     A shareholder proposal to be presented at the next Annual Meeting must be received by the Secretary of the Company not later than November 12, 1999, in order to be included in the Company's 2000 Proxy Statement and Proxy. All shareholder proposals must comply with the requirements of the Company's By-Laws. To be voted on at the Annual Meeting in 2000, shareholder proposals other than proposals made by the Board of Directors must be submitted to the Company in writing not later than February 3, 2000. With respect to any shareholder proposal not received by the Company prior to January 29, 2000, proxies solicited by management of the Company will be voted on the proposal in the discretion of the designated proxy agents.

                                 OTHER MATTERS

     As of the date of this statement management knows of no business which will be presented for consideration at the meeting other than that stated in the notice of the meeting. As to other business, if any, that may properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the best judgment of the person or persons voting the proxies.

     TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE MARK, SIGN, DATE, AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THE ACCOMPANYING PROXY.

                                          Charles J. Hupfer
                                          Secretary


March 19, 1999

                                                                    APPENDIX A

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

                              ------------------
                                    SONOCO
                               PRODUCTS COMPANY
                              ------------------

1. Election of Directors:


                       Nominees - Three-Year Terms:
      C.J. Bradshaw, R.J. Brown, J.L. Coker, Paul Fulton, H.L. McColl, Jr.

                            Nominee - One-Year Term:
                               C.D. Spangler, Jr.

   [ ] For All Nominees    [ ] Withhold On All Nominees    [ ] For All Except

   NOTE: If you do not wish your shares voted "FOR" a particular nominee,mark the "FOR ALL EXCEPT" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

2. Proposal to approve an amendment to the Restated Articles of Incorporation to increase authorized shares of Common Stock.

                     [ ] For    [ ] Against   [ ] Abstain

3. Proposal to approve the selection of PricewaterhouseCoopers LLP, Certified Public Accountants, as the independent auditors of the corporation.

                     [ ] For    [ ] Against   [ ] Abstain

4. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                   DIRECTORS RECOMMEND VOTING FOR 1, 2 AND 3

Please be sure to sign and date this Proxy.          Date
                                                         ---------------------

----------------------------------         -----------------------------------
     Shareholder Sign Here                          Co-Owner Sign Here

Mark box at right if an address change or comment
has been noted on the reverse side of this card.    [ ]

DETACH CARD                                                          DETACH CARD

                            MAKE YOUR VOTE COUNT!

               Please mark this proxy card to indicate how your shares should be voted. Please sign, detach, and return the card in the enclosed postage-paid envelope.

                           SONOCO PRODUCTS COMPANY



         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                           SONOCO PRODUCTS COMPANY

                 POST OFFICE BOX 160 - NORTH SECOND STREET -
                    HARTSVILLE, SOUTH CAROLINA 29551-0160

The undersigned hereby appoints Charles W. Coker, Chairman, or F. Trent Hill, Jr., Vice President and Chief Financial Officer, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Sonoco Products Company held of record by the undersigned on February 26, 1999, at the Annual Meeting of Shareholders to be held on April 21, 1999, or at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

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                     PLEASE VOTE, DATE, SIGN ON REVERSE AND
                   RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
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Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.
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HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

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